                                                                Exhibit 10.4


                            ANGELICA CORPORATION
            2004 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS
                         RESTRICTED STOCK AGREEMENT

         This Restricted Stock Agreement (this "Agreement") is made and entered into as of ______________, _____ by and between Angelica
Corporation, a Missouri corporation (the "Company") and
____________________________ ("Director").

         WHEREAS, Director is eligible to participate in the Company's 2004 Equity Incentive Plan for Non-Employee Directors (the "Plan"); and

         WHEREAS, in order to solidify the common interest of Director and the Company's shareholders in enhancing the value of the Company's common stock, the Compensation and Organization Committee of the Board of Directors of the Company desires to award restricted shares of the Company's common stock, $1.00 par value (the "Common Stock"), to Director under and in accordance with the terms of the Plan, and Director desires to receive such shares on the terms and conditions, and subject to the restrictions, herein set forth;

         NOW, THEREFORE, in consideration of the terms and conditions herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties hereby agree as follows:

         Section 1.        Definitions.
                           -----------

         As used in this Agreement, the following terms shall have the following meanings:

         A.       "Award" means the award provided for in Section 2.

         B. "Board of Directors" means the Board of Directors of the Company.

         C.       "Date of Award" means ___________, ______.

         D. "Period of Restriction" means with respect to the Restricted Shares, the period of time between the Date of Award and the date that the Restrictions lapse in whole or in part or the Restricted Shares are forfeited in whole or in part, as set forth in Sections 3 and 4 of this Agreement.

         E. "Restricted Shares" means the number of shares of the Company's Common Stock being granted pursuant to Section 2 of this Agreement, as well as any additional shares of Common Stock or other securities that may be issued after the date of the initial grant pursuant to Section 8 of this Agreement.

         F. "Restrictions" mean the restrictions on the Award as provided for in Section 3 of this Agreement.



         Section 2. Award. Subject to the terms of this Agreement and the
                    -----
Plan, effective as of the Date of Award, the Company awards to Director an aggregate of _____________ (____) Restricted Shares, subject to the Restrictions set forth in Section 3 and the limitations on transfer set forth in Section 5.

         Section 3. Forfeiture of Restricted Shares for Resignation or
                    --------------------------------------------------
Removal during the Period of Restriction. Except as hereinafter provided,
----------------------------------------
Director shall forfeit and return to the Company, for no consideration from the Company, all of the Restricted Shares awarded hereunder as to which restrictions shall not have lapsed as provided in Section 4 hereof within thirty days following Director's resignation or removal from the Company's Board of Directors for any reason.

         Section 4. Lapse of Restrictions. The risk of forfeiture of the
                    ---------------------
Restricted Shares set forth in Section 3 shall lapse and the shares of Stock shall vest in Director on the following specified date provided Director shall have continuously served on the Company's Board of Directors from the Date of Award to each such date:

          A. On the first anniversary of the Date of Award, the restrictions shall lapse with respect to one-third (1/3) of the Restricted Shares awarded hereunder;

          B. On the second anniversary of the Date of Award, the restrictions shall lapse with respect to an additional one-third (1/3) of the Restricted Shares awarded hereunder; and

          C. On the third anniversary of the Date of Award, the restrictions shall lapse with respect to the remaining one-third (1/3) of the Restricted Shares awarded hereunder.

         Notwithstanding the foregoing, in the event of a Change of Control as defined in the Plan, unvested Restricted Shares outstanding on the date of such Change of Control will thereupon be deemed vested, the restrictions on such shares will immediately lapse, and thereafter the limitations on transfer set forth in Section 5 hereof shall immediately cease to apply.

         Section 5. Limitations on Transfer. Restricted Shares may not be
                    -----------------------
sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered during the Period of Restriction, and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance during the Period of Restriction, whether made or created by voluntary act of Director or of any agent of such Director or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company or any agent or any custodian holding certificates for such Restricted Shares.

         Section 6. Shareholder Rights during Period of Restriction. Unless
                    -----------------------------------------------
and until such Restricted Shares are forfeited as set forth in Section 3 hereof, Director shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including the right to vote and to receive dividends on the Restricted Shares.

         Section 7.  Issuance of Shares. No certificates for shares of Common
                     ------------------
Stock shall be issued to Director before the end of the Period of Restriction, but the Director's interest in shares shall be entered in records maintained for this purpose by the Company. The Company shall issue certificates for the shares of Common Stock awarded to the Director as Restricted Shares pursuant to this Agreement as soon as practicable after the vesting of such shares. Any certificate issued for shares awarded to the Director under this Agreement shall be registered in the name of the Director unless the Director gives written instructions to register such shares in another name.

         Section 8.  Adjustment in Certain Events. If there is any change in
                     ----------------------------
the Common Stock by reason of stock dividends, split-ups, mergers, consolidations, reorganizations, combinations or exchanges of shares or the like, each Restricted Share under this Agreement shall be adjusted in the same manner as any other share of the Company's Common Stock and the provisions of this Agreement shall extend not only to the number of Restricted Shares awarded hereunder, but also to all additional shares of Common Stock or other securities received by Director pursuant to any such change with respect to the Restricted Shares granted hereunder, which additional shares of Common Stock or other securities shall be deemed to be Restricted Shares for purposes of this Agreement.

         Section 9.  Amendment. This Agreement may only be amended by mutual
                     ---------
consent of the parties hereto by written agreement.

         Section 10. Withholding. The Company shall have the right to
                     -----------
withhold from or require Director to pay to the Company any amounts required to be withheld by the Company in respect of any federal, state or local taxes in respect of the Restricted Shares or any compensation under this Agreement. Director may elect to have such withholding satisfied by a reduction in the number of Restricted Shares deliverable to Director under this Agreement at such time, such reduction to be calculated based on the average of the high and low market prices per share of stock on the date of such election.

         Section 11. Governing Law. This Agreement shall be construed and
                     -------------
administered in accordance with the laws of the State of Missouri.


                                    * * *


                          [Signature Page Follows.]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day first written above.

                                  ANGELICA CORPORATION


                                  By:
                                       ---------------------------------------
                                       Kelvin R. Westbrook, Chairman,
                                       Compensation and Organization Committee


                                  DIRECTOR


                                  --------------------------------------------